Exhibit 3.67

DUPLICATE FOR THE FILE

No. 555902

Certificate of Incorporation

I hereby Certify That

ANGLIAN AIR CHARTER LIMITED

is this day Incorporated under the Companies Act, 1948, and that the Company is Limited.

Given under my hand at London this Thirteenth day of October One Thousand Nine Hundred and Fifty five.

Registrar of Companies

Certificate received by	}

		Date	13 10-55

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 555902 / 28

I hereby certify that

ANGLIAN AIR CHARTER LIMITED

having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of

NORTH DENES AERODROME LIMITED

Given under my hand at London the

7TH JANUARY, 1971.

(F. L. KNIGHT)

Assistant Registrar of Companies

C.172

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

NORTH DENES AERODROME LIMITED

*1. The name of the Company is “NORTH DENES AERODROME LIMITED”.

2. The Registered Office of the Company will be situate in England.

3. The objects for which the Company is established are:-

(1)	(a)

To carry on business as operators and charterers of aeroplanes and other aircraft, and to establish, maintain, work and carry on lines of aerial communication, and pleasure flying, and to teach the art of aviation.

(b)	To carry on the business of aerial photography and aerial survey work in all its branches; surveyors and aerial and general advertising specialists, contractors and agents.

(c)	To buy, sell, charter, hire, lease and deal in any aeroplane, helicopter, hovercraft or other aircraft and to establish, equip and operate aerodromes, heliports, hangers, garages and housing and storage accommodation.

(d)	To establish and carry on a touring agency, travel bureau and booking office; to act as customs’ clearing agents; to organise and conduct trips and excursions of all kinds, and to carry on business as carriers of passengers and goods, and haulage contractors.

(e)	To carry on business as manufacturers and repairers of, and dealers in component parts, fittings and accessories of every kind for aeroplanes and other

*	Name changed from Anglian Air Charter Limited on 11th December 1970

1.

aircraft, motor cars, motor lorries and other vehicles; machine and other tools, springs, forgings, implements, gears, engines, machines and machinery generally, aeroplanes and other aircraft, motor cars, motor lorries and other vehicles, ironmongery, hardware, electrical apparatus, accessories and equipment, and metal goods of every description; and as aeronautical, mechanical, electrical and general engineers.

(f)	To carry on business as proprietors of restaurants, cafes, snack bars, hotels and boarding houses; licensed victuallers, confectioners and tobacconists.

(2)	To carry on or acquire any businesses similar to the businesses above-mentioned or which may be conveniently or advantageously carried on or combined with them, or may be calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

(3)	To purchase or sell, take or let on lease, take or give in exchange or on hire, or otherwise acquire, grant, hold or dispose of any estate or interest in any aeroplane, helicopter, hovercraft or other aircraft, lands, buildings, easements, concessions, machinery, plant, stock, in trade, goodwill, trade marks, designs, patterns, patents, copyright or licences, or any other real or personal property or any right, privilege, option, estate or trust.

(4)	To sell, lease, let on hire, improve, manage, develop, mortgage, dispose of, turn to account or otherwise deal with all or any of the property and rights and undertakings of the Company for such consideration as the Company may think fit.

(5)	To erect, build, construct, alter, improve, replace, remove, enlarge, maintain, manage, control or work any railways, tramway, roads, canals, docks, locks, wharves, stores, buildings, shops, factories, work, mills, plant or machinery necessary for the Company’s business, or to join with others in doing any of the things aforesaid.

(6)	To borrow or raise money for the purposes of the Company and for that purpose to mortgage or otherwise charge the whole or any part of the Company’s undertaking, property, and assets including the uncalled Capital of the Company.

(7)	To remunerate any person, firm or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the Shares in the Company’s Capital, or any Debentures, Debenture Stock or other Securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

2.

(8)	Upon the issue of any Shares to employ brokers and agents and to pay underwriting commission to or otherwise remunerate by Shares or options to take Shares, or by Debentures, Debenture Stock or other Securities, persons subscribing for Shares or procuring subscriptions for Shares.

(9)	To accept, draw, make, execute, discount and endorse bills of exchange, promissory notices, or other negotiable instruments.

(10)	To apply for and take out, purchase or otherwise acquire any trade marks, designs, patterns, patents, patent rights, inventions, or secret processes which may be useful of the company’s objects, and to grant licences to use the same.

(11)	To pay all the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and incorporation of the Company.

(12)	To cause the Company to be registered or otherwise incorporated in any Colony, Dependency or Foreign State where the Company’s operations are carried on in accordance with the laws of such Colony, Dependency or Foreign State.

(13)	To establish or promote any company for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(14)	To acquire and undertake the whole or any part of the assets and/or liabilities of any person, firm or company carrying on any business of a nature similar to that which this Company is authorised to carry on.

(15)	To amalgamate with any company having objects similar to those of this Company.

(16)	To sell or dispose of the whole undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for Shares, Debentures or Securities of any other company having objects altogether or in part similar to those of this Company.

(17)	To subscribe or guarantee money for any charitable, benevolent, educational or social object, or for any exhibition or for any public, general, or useful object which the Directors may think desirable or advantageous to the Company.

(18)	To establish and support, or to aid in the establishment and support of, any club, institution or organisation calculated to benefit persons employed by the Company or having dealings with the Company.

3.

(19)	To invest the moneys of the Company not immediately required upon such securities and in such manner as the Directors may from time to time determine.

(20)	Subject to the provisions of Section 54 of the Companies Act, 1948, to lend and advance money to such persons, firms or companies, and on such terms as may seem expedient and in particular to customers and others having dealings with the Company, and to guarantee the performance of contracts by such persons, firms or companies.

(21)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company, and to lend money to, guarantee the contracts, of, or otherwise assist, any such person or company.

(22)	To take, or otherwise acquire, and hold shares, debentures, debenture stock or other securities in any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(23)	To grant bonuses, gratuities, pensions or charitable aid to persons employed by the Company.

(24)	To distribute any of the property of the Company among its Members in specie.

(25)	To do all such things as are incidental or conducive to the attainment of the above objects or any of them.

4. The liability of the Members is limited.

5. The Share Capital of the Company is £1,000, divided into 399 4 per cent Non-Cumulative Preference Shares of £1 each and 601 Ordinary Shares of £1 each.

4.

WE, the several persons whose Names and Addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS.	No. of Shares taken by each Subscriber.

LESLIE GORDON WRIGHT
66 High Street
Caster-on-Sea	One
Great Yarmouth
(Aircraft Operator)

JOYCE WRIGHT
66 High Street
Caster-on-Sea
Great Yarmouth
(Married Woman)	One

TOTAL SHARES TAKEN	Two

Dated this 29th day of September 1955

Witness to the above Signatures:-

M.L. Cliffe
7 Market Place,
Dereham, Norfolk
Chartered Accountant

5.